SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2003

Concord Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-23067	04-2710876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Nickerson Road, Marlboro, Massachusetts		01752

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 460-4646

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES

Item 5. Other Events and Required FD Disclosure.

     This Current Report on Form 8-K of Concord Communications, Inc. (the “Company”) is being filed to disclose that Ellen Kokos no longer holds the position of Executive Vice President, Marketing but will continue as an employee of the Company until the end of the year. The Company is undertaking a search for a new Executive Vice President, Marketing.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD COMMUNICATIONS, INC

Date: November 10, 2003	By:	/s/ Melissa H. Cruz

Melissa H. Cruz Executive Vice President of Business Services, Chief Financial Officer and Treasurer